INDEPENDENT AUDITOR'S REPORT



To the Partners
Pioneer Street Associates
(A California Limited Partnership)
Visalia, California


I have audited the accompanying balance sheets of Pioneer Street Associates (A California Limited Partnership), as of December 31, 2002 and 2001, and the related statements of income, partners' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Partnership's management. My responsibility is to express an opinion on these financial statements based on my audits.

I conducted my audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that I plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Pioneer Street Associates (A California Limited Partnership) as of December 31, 2002 and 2001, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.


                                                /s/ Bernard E. Rea, CPA


Stockton, California
February 8, 2003

                                 C O N T E N T S




                                                                           Page

INDEPENDENT AUDITOR'S REPORT ON
     THE FINANCIAL STATEMENTS...............................................   1


FINANCIAL STATEMENTS

     Balance sheets......................................................... 2-3
     Statements of income................................................... 4-7
     Statements of changes in partners' equity..............................   8
     Statements of cash flows...............................................9-10
     Notes to financial statements.........................................11-14

                            PIONEER STREET ASSOCIATES
                       (A California Limited Partnership)

                                 BALANCE SHEETS
                           December 31, 2002 and 2001




                   ASSETS                                                              2002                        2001
                                                                                    -------------              ------------
CURRENT ASSETS
     Cash                                                                           $     97,711               $    39,026
     Real estate tax and insurance                                                        30,453                     8,809
     Prepaid expense                                                                       7,734                     6,058
                                                                                    -------------              ------------
                   Total current assets                                             $    135,898               $    53,893
                                                                                    -------------              ------------



RESTRICTED DEPOSITS AND FUNDED RESERVES
     Tenants' security deposits                                                     $     42,786               $    42,149
     Replacement reserve                                                                 172,897                   181,267
                                                                                    -------------              ------------
                                                                                    $    215,683               $   223,416
                                                                                    -------------              ------------


PROPERTY AND EQUIPMENT, AT COST
     Land                                                                           $    300,000               $   300,000
     Buildings                                                                         3,619,266                 3,608,910
     Equipment                                                                           178,017                   178,017
                                                                                    -------------              ------------
                                                                                    $  4,097,283               $ 4,086,927
     Less accumulated depreciation                                                     1,164,153                 1,022,903
                                                                                    -------------              ------------
                                                                                    $  2,933,130               $ 3,064,024
                                                                                    -------------              ------------



OTHER ASSETS
     Deferred charges, less accumulated
         amortization of $22,656 and $19,571                                        $     43,195               $    46,279
                                                                                    -------------              ------------




                                                                                    $  3,327,906               $ 3,387,612
                                                                                    =============              ============














See Notes to Financial Statements.

                            PIONEER STREET ASSOCIATES
                       (A California Limited Partnership)

                                 BALANCE SHEETS
                           December 31, 2002 and 2001




                   LIABILITIES AND PARTNERS' EQUITY                                      2002                  2001
                                                                                    --------------        --------------


CURRENT LIABILITIES
     Current maturities of long-term debt                                           $      28,564         $      26,331
     Accounts payable                                                                       4,293                   - -
     Bank overdraft                                                                           - -                   - -
     Accrued interest                                                                         - -                   - -
     Accrued reporting fee                                                                  2,000                 4,000
     Accrued property taxes                                                                   - -                   - -
                                                                                    --------------        --------------
                   Total current liabilities                                        $      34,857         $      30,331
                                                                                    --------------        --------------




DEPOSIT AND PREPAYMENT LIABILITIES
     Tenants' security deposits                                                     $      35,600         $      35,250
     Prepaid rents                                                                            - -                   - -
                                                                                    --------------        --------------
                                                                                    $      35,600         $      35,250
                                                                                    --------------        --------------



LONG-TERM DEBT
     Mortgage payable, less current maturities                                      $   1,781,308         $   1,809,872
                                                                                    --------------        --------------


COMMITMENT



PARTNERS' EQUITY                                                                    $   1,476,141         $   1,512,159
                                                                                    --------------        --------------





                                                                                    $   3,327,906         $   3,387,612
                                                                                    ==============        ==============













See Notes to Financial Statements.

                            PIONEER STREET ASSOCIATES
                       (A California Limited Partnership)

                              STATEMENTS OF INCOME
                     Years Ended December 31, 2002 and 2001




                                                                                       2002                          2001
                                                                                   --------------                  ----------

RENTAL INCOME
     Apartments                                                                        $ 548,532                   $ 548,532
     Tenant assistance payments                                                              - -                         - -
     Furniture and equipment                                                                 - -                         - -
     Commercial                                                                              - -                         - -
     Parking spaces                                                                          - -                         - -
     Subsidy income                                                                          - -                         - -
     Miscellaneous                                                                           - -                         - -
                                                                                       ----------                  ----------
         Sub-total potential rent revenue                                              $ 548,532                   $ 548,532
                                                                                       ----------                  ----------


VACANCIES
     Apartments                                                                        $ (60,060)                  $ (61,389)
     Commercial                                                                              - -                         - -
     Parking spaces                                                                          - -                         - -
     Miscellaneous                                                                           - -                         - -
                                                                                       ----------                  ----------
         Sub-total vacancies                                                           $ (60,060)                  $ (61,389)
                                                                                       ----------                  ----------


             Net rental revenue                                                        $ 488,472                   $ 487,143
                                                                                       ----------                  ----------


FINANCIAL REVENUE
     Interest Income - project operations                                              $   1,394                   $   2,540
     Income from investments - replacement reserve                                         2,391                       6,381
     Income from investments - operating reserve                                             - -                         - -
     Income from investments - miscellaneous                                                 - -                         - -
                                                                                       ----------                  ----------
         Sub-total financial revenue                                                   $   3,785                   $   8,921
                                                                                       ----------                  ----------


OTHER REVENUE
     Laundry and vending                                                               $  10,738                   $   9,960
     NSF and late charges                                                                    - -                         - -
     Damage and cleaning fees                                                                103                           5
     Forfeited tenant security deposits                                                   13,014                       6,991
     Other revenue                                                                        43,976                      11,083
                                                                                       ----------                  ----------
         Sub-total other revenue                                                       $  67,831                   $  28,039
                                                                                       ----------                  ----------


                    Total revenues                                                     $ 560,088                   $ 524,103
                                                                                       ==========                  ==========







See Notes to Financial Statements.

                            PIONEER STREET ASSOCIATES
                       (A California Limited Partnership)

                        STATEMENTS OF INCOME (CONTINUED)
                     Years Ended December 31, 2002 and 2001




                                                                                            2002                        2001
                                                                                        ----------                    --------

OPERATING EXPENSES

     Renting expenses
         Advertising                                                                    $      31                    $    - -
         Miscellaneous renting expenses                                                     3,275                         978
                                                                                        ----------                   ---------
             Sub-total renting expenses                                                 $   3,306                    $    978
                                                                                        ----------                   ---------


     Administrative expenses
         Office salaries                                                                $     - -                    $    - -
         Office supplies                                                                    2,406                       2,793
         Office rent                                                                          - -                         - -
         Management fee                                                                    39,808                      41,728
         Manager's salary                                                                  28,160                      25,017
         Legal expense                                                                      4,877                       2,822
         Audit expense                                                                      4,293                       3,963
         Bookkeeping / accounting services                                                    - -                         - -
         Telephone and answering service                                                    1,083                         954
         Bad debts                                                                            - -                         - -
         Miscellaneous administrative expenses                                                  3                          10
                                                                                        ----------                   ---------
             Sub-total administrative expenses                                          $  80,630                    $ 77,287
                                                                                        ----------                   ---------


     Utilities expense
         Fuel oil / coal                                                                $     - -                    $    - -
         Electricity                                                                        8,765                      11,308
         Water                                                                             10,162                      10,772
         Gas                                                                                  - -                         - -
         Sewer                                                                                - -                       1,596
                                                                                        ----------                   ---------
             Sub-total utilities expense                                                $  18,927                    $ 23,676
                                                                                        ==========                   =========


















See Notes to Financial Statements.

                            PIONEER STREET ASSOCIATES
                       (A California Limited Partnership)

                        STATEMENTS OF INCOME (CONTINUED)
                     Years Ended December 31, 2002 and 200




                                                                                           2002                        2001
                                                                                       -----------                  ----------
     Operating and maintenance expense
         Janitor and cleaning payroll                                                  $      - -                   $     - -
         Janitor and cleaning supplies                                                        - -                         - -
         Janitor and cleaning contract                                                        - -                         - -
         Exterminating payroll / contract                                                     - -                         - -
         Exterminating supplies                                                               - -                         - -
         Garbage and trash removal                                                         16,987                      15,778
         Security payroll / contract                                                          - -                         - -
         Grounds payroll                                                                      - -                         - -
         Grounds supplies                                                                     - -                         - -
         Grounds contract                                                                  21,294                      21,232
         Repairs payroll                                                                   34,542                      26,973
         Repairs material                                                                  21,434                      17,250
         Repairs contract                                                                  20,097                      31,209
         Elevator maintenance / contract                                                      - -                         - -
         Heating / cooling repairs and maintenance                                            - -                         - -
         Swim pool maintenance / contract                                                     - -                         - -
         Snow removal                                                                         - -                         - -
         Decorating payroll / contract                                                        - -                         - -
         Decorating supplies                                                                2,250                       2,019
         Vehicle and maintenance equipment o & r                                              - -                         - -
         Miscellaneous operating and maint. expenses                                       19,778                      23,662
                                                                                       -----------                  ----------
             Sub-total operating & maint. expense                                      $  136,382                   $ 138,123
                                                                                       -----------                  ----------

     Taxes and insurance
         Real estate taxes                                                             $      - -                   $  44,654
         Payroll taxes                                                                      6,042                       5,033
         Miscellaneous taxes, licenses, and permits                                           975                       1,060
         Property and liability insurance                                                   7,605                       6,369
         Fidelity bond insurance                                                              - -                         - -
         Workman's compensation                                                             5,905                       5,611
         Health insurance and other employee benefits                                         954                       2,679
         Other insurance                                                                      - -                         - -
                                                                                       -----------                  ----------
             Sub-total taxes & insurance                                               $   21,481                   $  65,406
                                                                                       -----------                  ----------

                    Total operating expenses                                           $  260,726                   $ 305,470
                                                                                       ===========                  ==========









See Notes to Financial Statements.

                            PIONEER STREET ASSOCIATES
                       (A California Limited Partnership)

                        STATEMENTS OF INCOME (CONTINUED)
                     Years Ended December 31, 2002 and 2001




                                                                                         2002                        2001
                                                                                       ----------                  ----------

OTHER EXPENSES
     Interest expense - mortgage                                                       $ 149,046                   $ 151,105
     Interest expense - notes                                                                - -                         - -
     Miscellaneous financial expense                                                         - -                         - -
     Depreciation and amortization                                                       144,334                     150,203
     Non project expenses                                                                  4,000                       4,000
                                                                                       ----------                  ----------
         Sub-total other expenses                                                      $ 297,380                   $ 305,308
                                                                                       ----------                  ----------

                    Total expenses                                                     $ 558,106                   $ 610,778
                                                                                       ----------                  ----------

                    Net income (loss)                                                  $   1,982                   $ (86,675)
                                                                                       ==========                  ==========

































See Notes to Financial Statements.
                                      - 7 -

                            PIONEER STREET ASSOCIATES
                       (A California Limited Partnership)

                         STATEMENTS OF PARTNERS' EQUITY
                     Years Ended December 31, 2002 and 2001



                                                                                     General                     Limited
                                                          Total                      Partners                    Partner
                                                        -------------                ------------             --------------

Partners' equity
     December 31, 2000                                  $ 1,636,834                  $ (215,453)              $   1,852,287

Partners' capital
     contributions                                              - -                         - -                         - -

Partners' capital
     distributions                                          (38,000)                    (38,000)                        - -

Net income (loss)                                           (86,675)                       (867)                    (85,808)
                                                        -------------                ------------             --------------
Partners' equity
     December 31, 2001                                  $ 1,512,159                  $ (254,320)              $   1,766,479

Partners' capital
     contributions                                              - -                         - -                         - -

Partners' capital
     distributions                                          (38,000)                    (38,000)                        - -

Net income (loss)                                             1,982                          20                       1,962
                                                        -------------                ------------             --------------
Partners' equity
     December 31, 2002                                  $ 1,476,141                  $ (292,300)              $   1,768,441
                                                        =============                ============             ==============


Percentage at
     December 31, 2002                                          100%                          1%                         99%
                                                        =============                ============             ==============


















See Notes to Financial Statements.

                            PIONEER STREET ASSOCIATES
                       (A California Limited Partnership)

                            STATEMENTS OF CASH FLOWS
                     Years Ended December 31, 2002 and 2001




                                                                                         2002                        2001
                                                                                      ----------                  ----------
CASH FLOWS FROM OPERATING ACTIVITIES
     Net income (loss)                                                                $   1,982                   $ (86,675)
     Adjustments to reconcile net income
      (loss) to net cash provided by
       (used in) operating activities:
         Depreciation and amortization                                                  144,334                     150,203
         Change in assets and liabilities:
          Decrease (increase) in:
             Rents receivable                                                               - -                         - -
             Prepaid expenses                                                            (1,676)                       (900)
             Tenants' security deposits                                                    (637)                     (1,344)
             Tax and insurance impounds                                                 (21,644)                     (5,223)
           Increase (decrease) in:
             Accounts payable                                                             4,293                     (13,192)
             Bank overdraft                                                                 - -                         - -
             Accrued reporting fee                                                       (2,000)                        - -
             Accrued interest                                                               - -                     (12,680)
             Prepaid rents                                                                  - -                         - -
             Tenants' security deposits                                                     350                         - -
                                                                                      ----------                  ----------
                 Net cash provided by (used in)
                      operating activities                                            $ 125,002                   $  30,189
                                                                                      ----------                  ----------


CASH FLOWS FROM INVESTING ACTIVITIES
     Funding of replacement reserve                                                   $   8,370                   $ (14,740)
     Withdrawals from replacement reserve                                                   - -                         - -
     Acquisition of property and equipment                                              (10,356)                        - -
                                                                                      ----------                  ----------
                 Net cash provided by (used in)
                     investing activities                                             $  (1,986)                  $ (14,740)
                                                                                      ----------                  ----------
CASH FLOWS FROM FINANCING ACTIVITIES
     Partner contributions                                                            $     - -                   $     - -
     Partner distributions                                                              (38,000)                    (38,000)
     Principal payments on long-term debt                                               (26,331)                    (26,206)

                                                                                      ----------                  ----------
                 Net cash provided by (used in)
                     financing activities                                             $ (64,331)                  $ (64,206)
                                                                                      ==========                  ==========











See Notes to Financial Statements.

                            PIONEER STREET ASSOCIATES
                       (A California Limited Partnership)

                      STATEMENTS OF CASH FLOWS (CONTINUED)
                     Years Ended December 31, 2002 and 2001




                                                                                       2002                        2001
                                                                                     -----------                 -----------
                 Increase (decrease) in cash and
                     cash equivalents                                                $  58,685                   $ (48,757)

Cash and cash equivalents
     Beginning                                                                          39,026                      87,783
                                                                                     -----------                 -----------
     Ending                                                                          $  97,711                   $  39,026
                                                                                     -----------                 -----------


SUPPLEMENTAL DISCLOSURE OF CASH FLOW
     INFORMATION
         Cash paid during the year for interest, net
             of capitalized interest                                                 $ 149,046                   $ 151,105
                                                                                     ===========                 ===========
































See Notes to Financial Statements.

                            PIONEER STREET ASSOCIATES
                       (A California Limited Partnership)

                          NOTES TO FINANCIAL STATEMENTS




NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     A summary of the Partnership's significant accounting policies consistently applied in the preparation of the accompanying financial statements follows.

     Capitalization and Depreciation
     -------------------------------

     Land, buildings and improvements are recorded at cost. Depreciation of buildings and equipment is computed principally using the Modified Accelerated Cost Recovery System which approximates straight-line for buildings and double-declining balance for equipment over the following estimated useful lives:

                                                                   Years
                                                                   -----
               Buildings                                            27.5
               Equipment                                               7

     Improvements are capitalized, while expenditures for maintenance and repairs are charged to expense as incurred. Upon disposal of depreciable property, the appropriate property accounts are reduced by the related costs and accumulated depreciation. The resulting gains and losses are reflected in the statement of operations.

     Cash and cash equivalents
     -------------------------

     For purposes of reporting the statements of cash flows, the Partnership includes all cash accounts which are not subject to withdrawal restrictions or penalties, and all highly liquid debt instruments purchased with a maturity of three months or less as cash and cash equivalents on the accompanying balance sheet.

     Amortization
     ------------

     Deferred charges are amortized over the following estimated useful lives using the straight-line method:


                                                                   Years
                                                                   -----
               Deferred debt expense                                  30
               Tax credit monitoring fee                              15

     Income Taxes
     ------------

     No provision or benefit for income taxes has been included in these financial statements since taxable income or loss passes through to, and is reportable by, the partners individually.

     Reclassifications
     -----------------

     Certain  accounts  in  the  prior-year   financial   statements  have  been
     reclassified for comparative purposes to conform with the presentation in the current-year financial statements.

                          NOTES TO FINANCIAL STATEMENTS




Note 1 - Summary of Significant Accounting Policies (continued)

     Estimates
     ---------

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions. These assumptions affect the reported amounts of assets, liabilities and the amount of any contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from the estimates made.

     Personal Assets and Liabilities
     -------------------------------

     In accordance with the generally accepted method of presenting partnership financial statements, the financial statements do not include the personal assets and liabilities of the partners, including their obligation for income taxes on their distributive shares of the net income of the Partnership, nor any provision for income tax expense.


NOTE 2 - ORGANIZATION

     Pioneer Street Associates is a California Limited Partnership which was formed in February 1994, to develop, construct, own, maintain and operate a 112-unit multi-family apartment complex known as Foothill Vista Apartments and is located in the city of Bakersfield, California. The major activities of the Partnership are governed by the Partnership Agreement and Loan Agreement with the California Community Reinvestment Corporation (CCRC), a California nonprofit public benefit corporation. Under the Loan Agreement, the Partnership is required to provide low cost housing to moderate or low-income households.

     The Partnership has three general partners and one investing limited partner. Partnership transactions with the general partners are described in other notes to this financial statement.


NOTE 3 - Deferred charges

     Deferred charges as of December 31, 2002 and 2001, consists of the following:

                                                      2002              2001
                                               ---------------   ---------------
      Deferred debt expense                    $        39,200   $        39,200
      Tax credit monitoring fee                         26,650            26,650
                                               ---------------   ---------------

                                               $        65,850   $        65,850
              Less accumulated amortization             22,655            19,571
                                               ---------------   ---------------

                                               $        43,195   $        46,279
                                               ===============   ===============

                         NOTES TO FINANCIAL STATEMENTS




Note 4 - Restricted deposits and Funded reserves

     In accordance with the Partnership and the CCRC Replacement Reserve Agreements, the Partnership is required to maintain a replacement reserve account. The account is to be funded annually in the amount of $28,000 until the aggregate balance of the account reaches $182,000.


Note 5 - Long-Term Debt

     Long-Term debt consisted of a permanent loan with CCRC in face amount of $1,960,000.

     Under the terms of the 30-year Promissory Note with CCRC, the loan provides for an initial interest rate of 8.17% and monthly payments of $14,614.74 commencing on November 1, 1995, and continuing through September 2025. The interest rate and monthly payment will be adjusted at year eleven (11) and year Twenty-one (21), at which time the interest rate will be adjusted based on the Current Index plus 2.75% and the payment will be adjusted and determined by the amount of the monthly payment that would be sufficient to repay the note within 360 months of the initial payment date. As of December 31, 2002, the current interest rate and minimum monthly payment due is 8.17% and $14,617.74, respectively.

     The apartment complex is pledged as collateral for the mortgage and is secured by deeds of trust, assignment of rents, security agreements and fixture filings against the property.

     Aggregate maturities of Long-term debt for the next five years are as follows:

                  December 31,      2003                     $      28,564
                                    2004                            30,987
                                    2005                            33,616
                                    2006                            36,468
                                    2007                            39,561
                                 Thereafter                      1,640,676
                                                             --------------
                                    TOTAL                    $   1,809,872
                                                             ==============

NOTE 6 - TRANSACTIONS WITH AFFILIATES AND RELATED PARTIES

     Annual reporting Fee
     --------------------

     An annual reporting fee of $2,000 is payable to the limited partner, WNC California Housing Tax Credit Fund IV, L.P. Series 2, an investor limited partner which holds a 99% interest in the partnership, for services to be rendered for accounting matters relating to preparation of tax returns and other reports required.

     Annual PARTNERSHIP administrative Fee
     -------------------------------------

     An annual partnership administrative fee of $2,000 is payable to the general partners, for their services to be rendered in connection with the administration of the day to day business of the Partnership.

                         NOTES TO FINANCIAL STATEMENTS




NOTE 6 - TRANSACTIONS WITH AFFILIATES AND RELATED PARTIES (continued)


     Management Fee
     --------------

     In accordance with the management agreement, the Partnership paid Tetra Property Management Company, affiliates of one of the general partners, a management fee during 2002 in the amount of $39,808, for services rendered in connection with the leasing and operation of the project. The fee for its services is approximately 8% of the project's rental income.


NOTE 7 - concentration of credit risk

     The Partnership maintains cash and cash equivalents at two financial institutions located in California. The accounts are insured by the Federal Deposit Insurance Corporation up to $100,000 per financial institution. At December 31, 2002, the Partnership's uninsured cash balances totaled $143,847.


Note 8 - Commitment

     The Partnership entered into a Regulatory Agreement with the Tax Credit Allocation Committee (TCAC), established under Section 50185 of the Health and Safety Code of the State of California. Under this Agreement, the Partnership shall maintain the project as a Qualified Low-income Housing Project for a period of 55 consecutive taxable years beginning with 1995, the first taxable year of the Credit Period. In exchange for this agreement, TCAC has authorized an allocation relating to the low-income housing credit under the provisions of Section 42 of the Internal Revenue Code.


Note 9 - Current vulnerability due to certain concentrations

     The   Partnership's   sole  asset  is  Foothill   Vista   Apartments.   The
     Partnership's operations are concentrated in the multifamily real estate market.